SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2003

INCARA PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation)

0-27410	56-1924222
(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 14287
79 T.W. Alexander Drive
4401 Research Commons, Suite 200
Research Triangle Park, NC 27709
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code    919-558-8688

This Report contains, in addition to historical information, statements by us with respect to expectations about our business and future results, which are “forward-looking” statements under the Private Securities Litigation Reform Act of 1995. These statements and other statements made elsewhere by us or our representatives, which are identified or qualified by words such as “likely,” “will,” “suggests,” “expects,” “might,” “believe,” “could,” “should,” “may,” “estimates,” “potential,” “predict,” “continue,” “would,” “anticipates” or “plans,” or similar expressions, are based on a number of assumptions that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated or suggested due to a number of factors, including those set forth herein, those set forth in our Annual Report on Form 10-K and in our other SEC filings, and including risks relating to uncertainties relating to the need to conserve cash and obtain funds for operations, the early stage of the products we are developing,uncertainties relating to clinical trials and regulatory reviews,competition and dependence on collaborative partners, our ability to obtain adequate patent protection and to enforce these rights and our ability to avoid infringement of the patent rights of others. All forward-looking statements are based on information available as of the date hereof, and we do not assume any obligation to update such forward-looking statements.

Item 5.    Other Events and Regulation FD Disclosure

On January 14, 2003, Incara Pharmaceuticals Corporation announced a cost reduction plan. On January 15, 2003 Incara announced that it and an affiliate of Elan Corporation, plc. terminated their agreement regarding the development and option to license Incara’s catalytic antioxidant compounds for use in combination with radiation treatment of cancer. The press releases announcing these events are attached.

Item 7.    Financial Statements and Exhibits

(a)    Exhibits

Exhibit 99.1	Press release issued January 14, 2003

Exhibit 99.2	Press release issued January 15, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INCARA PHARMACEUTICALS CORPORATION

Date:	January 15, 2003	By:	/s/ Richard W. Reichow
Richard W. Reichow, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)